Exhibit 10.1
AMENDMENT NO. 4 TO CREDIT AGREEMENT
This AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of June 7, 2024 (this “Amendment”), is by and among PLAYSTUDIOS, INC., a Delaware corporation (“Holdings”), PLAYSTUDIOS US, LLC, a Delaware limited liability company, as the Borrower (the “Borrower”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms which are used in this Amendment without definition and which are defined in the Credit Agreement (as defined below) shall have the same meanings herein as in the Amended Credit Agreement (as defined below).
R E C I T A L S:
WHEREAS, the Borrower, Holdings and the Loan Parties party thereto, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of June 24, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 13, 2022, Amendment No. 2 to Credit Agreement, dated as of August 9, 2022, Amendment No. 3 to Credit Agreement, dated as of August 16, 2023, and as may be further amended or modified from time to time, the “Credit Agreement” and as further amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested that the Required Lenders amend certain terms under the Credit Agreement; and
WHEREAS, the Required Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:
SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof:
(a)Section 1.01 of the Credit Agreement (Defined Terms) shall be amended as follows:
(i)the following new defined term shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
“Q2 2024 Stock Repurchase” means the repurchase in cash by Holdings of 11,700,000 shares of Class A Stock from Microsoft Corporation or one of its subsidiaries on or before June 30, 2024.
(ii)the definition of “Consolidated Fixed Charges” shall be amended and restated as follows:
“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) scheduled principal payments on Indebtedness actually made, (b) scheduled capital lease payments, (c) cash Consolidated Interest Expense (including all cash dividend payments or similar payments on any series of Disqualified Equity Interests made during such period) and (d) expense for taxes paid in cash for such period, net of tax refunds received in such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, but subject to any adjustment set forth herein with respect to any calculations of Consolidated Fixed Charges occurring after the Closing Date which include any of the Fiscal Quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and, March 31, 2021, the Consolidated Fixed Charges for such Fiscal Quarters shall be $188,000, $4,257,000, $2,241,000 and $487,000, respectively.
(iii)the definition of “Fixed Charge Coverage Ratio” shall be amended and restated as follows:
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA minus Unfinanced Capital Expenditures paid (excluding any Unfinanced Capital Expenditures

Exhibit 10.1
constituting Specified Capital Expenditures) minus Restricted Payments paid (excluding the Warrant and Stock Redemption Payments and the Q2 2024 Stock Repurchase), to (b) Consolidated Fixed Charges, in each case for the Reference Period ended on such date, and all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
SECTION 2. Conditions. This Amendment shall become effective as of the date of the satisfaction of the following conditions (the “Fourth Amendment Effective Date”):
(a)Receipt by the Administrative Agent of duly executed counterparts to this Amendment from the Loan Parties and the Required Lenders.
(b)(i) The representations and warranties in Section 3 hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date) and (ii) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(c)Receipt by the Administrative Agent of an amendment fee payable to each Lender party to this Amendment in an amount equal to $5,000 for each such Lender.
SECTION 3. Representations and Warranties. Each of the Loan Parties hereby represents and warrants as of the date hereof to the Administrative Agent and the Required Lenders as follows:
(a)This Amendment has been duly executed and delivered by each Loan Party party hereto and the Amended Credit Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The representations and warranties of the Loan Parties set forth in the Loan Documents (including the Amended Credit Agreement) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the Fourth Amendment Effective Date and after giving effect to the Amendment (except to the extent any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date).
(c)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4. Ratification. The Borrower and each other Loan Party (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and Liens in favor of the Administrative Agent or the Lenders, as the case may be, under each Loan Document, (b) agrees and acknowledges that the Liens in favor of the Administrative Agent and the Lenders under each Loan Document constitute valid, binding, enforceable and perfected first priority liens and security interests in the Collateral (except in the case of (x) Permitted Liens to the extent any such Permitted Lien would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law, (y) Liens perfected only by possession (including possession of any certificate of title), but only to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (z) any other Liens not required to be perfected under the Loan Documents or by the Administrative Agent) and such Liens are not subject to avoidance, disallowance or subordination, (c) agrees and acknowledges that the Obligations constitute legal, valid and binding obligations of such Loan Parties (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and that (i) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations or the Loan Documents exist and (ii) no portion of the Obligations is subject to avoidance, disallowance, reduction or

Exhibit 10.1
subordination pursuant to any applicable law, (d) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (e) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Amended Credit Agreement or other Loan Documents with respect to any subsequent modifications, consent or waiver with respect to the Amended Credit Agreement or other Loan Documents. The Borrower and each of the other Loan Parties acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. The Amended Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed. This Amendment shall constitute a “Loan Document” for purposes of the Amended Credit Agreement.
SECTION 5. Miscellaneous.
5.1    Effect.
(a)Upon the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to such Loan Document as modified hereby and each reference in the other Loan Documents to the Amended Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Amended Credit Agreement as modified hereby. This Amendment constitutes a Loan Document and any breach of any representation or warranty made herein or covenant or agreement contained herein will constitute an Event of Default under the Amended Credit Agreement (subject to any applicable grace periods, materiality qualifications or other qualifications set forth in the Amended Credit Agreement).
(b)Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute an amendment, forbearance or waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Amended Credit Agreement or any other Loan Document or waive, affect or diminish any right of the Administrative Agent to demand strict compliance and performance therewith, (ii) constitute a waiver of, or forbearance with respect to, any Default or Event of Default, whether known or unknown or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
5.2    Severability. Any provision of this Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.3    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
5.4    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
5.5    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Exhibit 10.1
5.6    Reimbursement of Agent’s Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with entering into this Amendment to the extent required by Section 9.03 of the Amended Credit Agreement.
5.7    Entire Agreement. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings or agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PLAYSTUDIOS, INC., as Holdings

By:	/s/ Scott Peterson
Name:	Scott Peterson
Title:	Chief Financial Officer

PLAYSTUDIOS US, LLC, as Borrower

By:	/s/ Scott Peterson
Name:	Scott Peterson
Title:	Vice President, Treasurer & CFO
[Signature Page — Amendment No. 4 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and a Lender

By:	/s/ Megan Schmitz
Name:	Megan Schmitz
Title:	Authorized Officer
[Signature Page — Amendment No. 4 to Credit Agreement]

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ John Lapides
Name:	John Lapides
Title:	Managing Director
[Signature Page — Amendment No. 4 to Credit Agreement]

Wells Fargo Bank, N.A., as Lender

By:	/s/ Henry L. Li
Name:	Henry L. Li
Title:	Director
[Signature Page — Amendment No. 4 to Credit Agreement]